Exhibit 10.33
INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(iv) OF REGULATION S-K BECAUSE IT IS BOTH NOT MATERIAL AND CUSTOMARILY AND ACTUALLY TREATED BY THE REGISTRANT AS PRIVATE OR CONFIDENTIAL.
AMENDMENT NO. 2 TO DIRECT FUNDING AGREEMENT
This AMENDMENT NO. 2 TO DIRECT FUNDING AGREEMENT dated as of June 11, 2025 (this “Amendment”), by and between (a) MICRON NEW YORK SEMICONDUCTOR MANUFACTURING LLC, a Delaware limited liability company as the recipient (the “Recipient”); and (b) the UNITED STATES DEPARTMENT OF COMMERCE (the “Department” and together with the Recipient, the “Parties” and each a “Party”), an agency of the United States of America, acting by and through the Secretary of Commerce (or appropriate authorized representative thereof).
RECITALS
WHEREAS, the Recipient has entered into that certain Direct Funding Agreement dated as of December 9, 2024 (as amended, restated, supplemented or modified and in effect from time to time, the “Agreement”), by and among the Recipient and the Department, setting forth, among other things, certain terms and conditions associated with the Award (as defined therein);
WHEREAS, the Parties agree to amend the Agreement on the terms set out herein; and
WHEREAS, pursuant to Section 10.5 (Waiver and Amendment) of the Agreement, neither the Agreement nor any provision therein may be amended, waived, discharged, or terminated unless such amendment, waiver, discharge, or termination is in writing and executed by the Recipient and the Department.
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Article 1

DEFINITIONS; RULES OF INTERPRETATION
Section 1.1Defined Terms. Except as otherwise expressly provided herein, the Parties agree that capitalized terms used in this Amendment (including such terms used in the preamble and recitals above) shall have the meanings given to them (directly or by reference) in the Agreement.
Section 1.2Rules of Interpretation. The rules of interpretation set forth in Annex B (Rules of Interpretation) of the Agreement shall apply to this Amendment as if set forth herein.
Article 2

AMENDMENTS TO AGREEMENT
Section 2.1Amendment to Section 2.1(a). Clause (a) in Section 2.1 (Award Amount) of the Agreement is hereby amended and restated in its entirety and replaced with the following (deleted text is marked with ~~strikethrough~~ and new text is marked in bold underline):
(a)“The total maximum amount of the Award:

(i)for Direct Funding for the NY Fab 1 Project is [***] (the “NY Fab 1 Maximum Direct Funding Award Amount” and such Award, the “NY Fab 1 Direct Funding Award”);
(ii)for Direct Funding for the NY Fab 2 Project is [***] (the “NY Fab 2 Maximum Direct Funding Award Amount” and together with the NY Fab 2 Maximum Direct Funding Award Amount, the “Maximum Direct Funding Award Amount” and such Award, the “NY Fab 2 Direct Funding Award” and together with the NY Fab 1 Direct Funding Award, the “Direct Funding Award”); and
(iii)for Workforce Disbursements is sixty-five million Dollars ($65,000,000.00) (the “Maximum Workforce Award Amount” and together with the Maximum Direct Funding Award Amount, the “Maximum Award Amount” and such Award, the “Workforce Award”), which, collectively, represent the total amount of funds that may be disbursed by the Department to the Recipient upon execution and delivery of one or more Funding Obligations in accordance with Schedule A (Fiscal Year Appropriations).”
Section 2.2Amendment to Section 9.4 (Specific Performance). Section 9.4 (Specific Performance) of the Agreement is hereby amended by replacing each reference to Section “3.5.4 (Community Investments) of Annex D (Program Requirements)” with reference to Section “3.6 (Community Investments) of Annex D (Program Requirements).”
Section 2.3Amendment to Annex A (Definitions). Annex A (Definitions) of the Agreement is hereby amended by deleting the definition of “Abandonment” in its entirety and replacing it with the following (deleted text is marked with ~~strikethrough~~ and new text is marked in bold underline):
““Abandonment” means, with respect to any Project, the relinquishment of possession and control of the relevant Project by the Recipient or the complete cessation of work or activity for [***] consecutive days (or [***]non-consecutive days in any Fiscal Year) at the relevant Project, except as a result of the occurrence of an Event of Force Majeure, and the term “Abandon” shall have a correlative meaning.”
Section 2.4Amendment to Annex A (Definitions). Annex A (Definitions) of the Agreement is hereby amended by deleting the definition of “Advanced Packaging Resiliency Objectives” in its entirety and replacing it with the following (deleted text is marked with ~~strikethrough~~ and new text is marked in bold underline):
““Advanced Packaging Resiliency Objectives” means the following advanced packaging resiliency objectives:
(a) on or before [***], the Sponsor Guarantor and its subsidiaries, on a Consolidated Basis, shall have the operational capability and installed equipment capacity to package HBM wafers in [***] in an amount of not less than [***]of the total amount of HBM wafers that the Sponsor Guarantor and its subsidiaries have the operational capability and installed equipment capacity to produce on a global basis; ~~and~~

(b) the operational capability to package [***]of HBM wafers manufactured by the Recipient in [***]; and
(c) the Sponsor Guarantor and its subsidiaries, on a Consolidated Basis, shall use commercially reasonable efforts to package a minimum of [***]HBM wafers per week within [***]by [***].”
Section 2.5Amendment to Annex A (Definitions). Annex A (Definitions) of the Agreement is hereby amended by deleting the definition of “Base Case Financial Model” in its entirety and replacing it with the following (deleted text is marked with ~~strikethrough~~ and new text is marked in bold underline):
““Base Case Financial Model” means the base case financial model delivered by the Recipient, and approved by the Department, in connection with the Award Date, pursuant to Section 4.9 (Base Case Financial Model), as such Base Case Financial Model may be updated by a revised base case financial model delivered by the Recipient and approved by the Department in connection with an amendment to the Agreement or as otherwise may be agreed in writing by the Recipient and the Department.”
Section 2.6Amendment to Annex A (Definitions). Annex A (Definitions) of the Agreement is hereby amended by deleting the definition of “Project Commencement Clawback Date” in its entirety and replacing it with the following (deleted text is marked with ~~strikethrough~~ and new text is marked in bold underline):
““Project Commencement Clawback Date” means:
(a)with respect to the NY Fab 1 Project, the later of (i[***]; and (ii) the date falling sixty (60) days after the date the Recipient is permitted to commence construction of the Project under: (A) the terms of the Department’s final decision under NEPA; and (B) all other Applicable Laws; and
(b)with respect to the NY Fab 2 Project, [***]
Section 2.7Amendment to Annex A (Definitions). Annex A (Definitions) of the Agreement is hereby amended by deleting the definition of “Upside Sharing Percentage” in its entirety and replacing it with the following (deleted text is marked with ~~strikethrough~~ and new text is marked in bold underline):
“Upside Sharing Percentage” means, with respect to each Project for each Relevant Period, (a) with respect to the NY Fab 1 Project[***]; and (b) with respect to the NY Fab 2 Project [***]
Section 2.8Amendment to Annex G Section 1 (Definitions). Annex G Section 1 (Definitions)of the Agreement is hereby amended by deleting the definition of “[***]” in its entirety and replacing it with the following (deleted text is marked with ~~strikethrough~~ and new text is marked in bold underline):[***]

Section 2.9Amendment to Annex G Section 2.1(a). Clause (a) in Section 2.1 ([***]) of Annex A (Direct Funding for Workforce Activities) of the Agreement is hereby amended and restated in its entirety and replaced with the following (deleted text is marked with ~~strikethrough~~ and new text is marked in bold underline):
(a)“Amount. The Maximum Workforce Award Amount used for Eligible Workforce Costs shall be sixty-five million Dollars ($65,000,000)[***].”
Section 2.10Amendment to Annex G Section 2.2(a)(a). Sub-clause (a)(a) in Section 2.2 ([***]) of Annex A (Direct Funding for Workforce Activities) of the Agreement is hereby amended and restated in its entirety and replaced with the following (deleted text is marked with ~~strikethrough~~ and new text is marked in bold underline):
(a)[***]
Section 2.11Amendment to Annex D. Annex D (Program Requirements) of the Agreement shall be deleted in its entirety and replaced with the Annex attached here to as Annex 1.
Section 2.12Amendment to Annex F. Annex F (Reporting Requirements) of the Agreement shall be deleted in its entirety and replaced with the Annex attached here to as Annex 2.
Section 2.13Amendment to Schedule A. Schedule A (Fiscal Year Appropriations) of the Agreement shall be deleted in its entirety and replaced with the schedule attached here to as Annex 3.
Section 2.14Amendment to Schedule B. Schedule B (Project Milestone Schedule) of the Agreement shall be deleted in its entirety and replaced with the schedule attached here to as Annex 4.
Article 3

AMENDMENT EFFECTIVE DATE
Section 3.1This Amendment shall become effective only upon the date on which each of the following conditions precedent have been satisfied or waived by the Department (the “Amendment No. 2 Effective Date”), each of which shall be in form and substance and otherwise satisfactory to The Department:
3.1.1The Department shall have received from the Recipient each of the following items in previously agreed upon form:
(a)a Sources and Uses Plan for the Projects;
(b)legal opinions dated as of the Amendment Effective Date and addressed to the Department from Akin Gump Strauss Hauer & Feld LLP, as New York and Delaware counsel to the Recipient Parties;
(c)a Base Case Financial Model for the Projects;

(d)evidence that all Periodic Expenses due and payable to the Department and the Department’s Consultants in connection with this Amendment have been paid or reimbursed in full or, in the case of the Department’s Consultants, arrangements for payment have been made, in each case, in accordance with any applicable fee letters;
(e)an Officer’s Certificate of the Recipient substantially in the form of Exhibit A (Form of Recipient Amendment No. 2 Effective Date Certificate) attached hereto; and
(f)copies of the Recipient’s duly adopted resolutions to authorize the execution, delivery and performance by the Recipient of this Amendment and all transactions contemplated hereunder.
3.1.2Each of the Department and MICRON IDAHO SEMICONDUCTOR MANUFACTURING (TRITON) LLC (the “ID Recipient”) shall have executed an amendment to that certain Direct Funding Agreement, dated December 9, 2024, entered into by and between the ID Recipient and the Department to amend, among other things, Schedule B (Project Milestone Schedule) thereto.
3.1.3The Department shall have received a fully executed amendment and restatement of the Sponsor Guarantee.
3.1.4Each of the Parties shall have executed this Amendment and delivered its executed counterpart to this Amendment to each other Party.
3.1.5The representations and warranties set forth in Article 4 (Representations and Warranties) hereto are true and correct.
3.1.6After giving effect to the amendments set forth in Article 2 (Amendments to Agreement) hereto, no Potential Event of Default or Event of Default shall have occurred and be continuing.
Article 4

REPRESENTATIONS AND WARRANTIES
Section 4.1The Recipient hereby represents and warrants as of the date hereof and as of the Amendment Effective Date that:
(a)the Recipient (i) is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified to do business in the State of New York and in each other jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect; and (iii) has all requisite power and authority to execute, deliver, perform and observe the terms and conditions under this Amendment;

(b)the Recipient has duly authorized, executed and delivered this Amendment, and neither its execution and delivery thereof nor its consummation of the transactions contemplated hereby or thereby nor its compliance with the terms of this Amendment or thereof does or will (i) contravene its Organizational Documents or any Applicable Laws in any material respects; (ii) contravene or result in any breach or constitute any default under any material Governmental Judgment; (iii) contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of its material Properties under any material agreement or instrument to which it is a party or by which it or any of its Properties may be bound, except for any Permitted Liens; or (iv) require the consent or approval of any Person other than the Required Approvals and any other consents or approvals that have been obtained and are in full force and effect; and
(c)all representations and warranties of the Recipient provided in Article 6 (Representations and Warranties) of the Agreement are true and correct in all material respects (except to the extent any such representation and warranty itself is qualified by “materiality,” “Material Adverse Effect” or a similar qualifier, in which case it shall be true and correct in all respects) as of the date the representation and warranty is made (or deemed made), except to the extent such representation or warranty is made only as of a specific date or time (in which event such representation or warranty shall be true and correct as of such date or time).
Article 5

MISCELLANEOUS
Section 5.1Entire Agreement.This Amendment, including any agreement, document, or instrument attached to this Amendment or referred to herein, integrates all the terms and conditions mentioned herein or incidental to this Amendment and supersedes all prior drafts, discussions, term sheets, commitments, negotiations, agreements, and understandings, oral or written, of the Parties in respect to the subject matter of this Amendment.
Section 5.2Incorporated Provisions. The provisions set forth in Sections 10.5 (Waiver and Amendment), 10.7 (Governing Law), 10.8 (Severability), 10.10 (Waiver of Jury Trial), 10.11 (Consent to Jurisdiction), 10.12 (Dispute Resolution), 10.13 (Successors and Assigns) and 10.18 (Counterparts; Electronic Signatures) of the Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, as if set out in full herein.
Section 5.3Reference to and Effect on the Agreement.
5.3.1This Amendment is hereby designated an Award Document for all purposes of the Agreement.
5.3.2On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import, and each reference in the other Award Documents to “the Agreement,” “thereunder,” “thereof,” “therein,” “thereby” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement as amended hereby.

5.3.3Except as specifically amended above, each of the Agreement and the other Financing Documents is and shall remain unchanged and in full force and effect and is hereby ratified and confirmed. Nothing contained in this Amendment shall abrogate, prejudice, diminish or otherwise affect any powers, right, remedies or obligations of any Person arising before the date of this Amendment.
5.3.4The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute an amendment of any action or transaction, operate as a waiver or modification of any right, power or remedy of any party to the Agreement or any other Financing Document, or constitute a waiver or modification of any provision of the Agreement or any other Financing Document. The willingness of the Department to grant the waiver and amendments herein does not establish a course of dealing or course of conduct or otherwise obligate the Department to agree to any request for waiver of, or consent to, similar or different provisions under the Agreement or any other Financing Document, as the case may be, in the future.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

MICRON NEW YORK SEMICONDUCTOR MANUFACTURING LLC, as Recipient

/s/ Scott Gatzemeier___________________
Name: Scott Gatzemeier
Title: President

NY Project - Signature Page to Amendment No.2 to Direct Funding Agreement

UNITED STATES DEPARTMENT OF COMMERCE, an agency of the Federal Government of the United States of America

/s/ Lynelle McKay____________________
Name: Lynelle McKay
Title: CPO Director

NY Project - Signature Page to Amendment No.2 to Direct Funding Agreement

Annex 1
ANNEX D (PROGRAM REQUIREMENTS)
The Program Requirements shall apply through the applicable Period of Performance, unless otherwise specified. The Program Requirements set forth in Section 2 (Program Requirements Not Subject to Cure Period) shall not be subject to a cure period. The Program Requirements set forth in Section 3 (Program Requirements Subject to Cure Period) shall be subject to a forty-five (45) day cure period. Any waiver of a breach of any such Program Requirement shall be subject to the prior written consent of the Department. The applicable Recipient may request such a waiver upon submission of a proposed corrective action plan to the Department.
Article 1

DEFINED TERMS
“DRAM Wafer Expansion Capital Expenditures” means the Sponsor Guarantor and its Consolidated Subsidiaries’ capital expenditures to build and equip new cleanroom space that is built or acquired after the Award Date (until such cleanroom space is fully ramped) to increase DRAM semiconductor manufacturing capacity in terms of wafer starts per year; provided, that DRAM Wafer Expansion Capital Expenditures shall exclude capital expenditures related to capacity expansion due to technology node transitions.
“EBITDA” means, for any Measurement Period, (a) Consolidated EBITDA minus (b) any direct government incentives provided by the U.S. federal government under the CHIPS Incentives Program and similar U.S. government programs commenced after the Award Date to the extent added to consolidated net income in Consolidated EBITDA.
“Economically Disadvantaged Individuals” means persons living in households (a) that have incomes that are at or below 185% of the poverty line then established by the U.S. Census Bureau or (b) with incomes lower than 85% of the median income of the county in which the Project is located.
“Emissions” has the meaning set forth in Section 3.5.6 (Emissions Abatement) of this Annex D (Program Requirements).
“Facility Staffing Targets” has the meaning set forth in Section 2.2 (Workforce) of this Annex D (Program Requirements).
“Facility Workforce” means all full-time and part-time staff employees that are directly employed by the applicable Recipient to perform work at an Eligible Facility, including (a) production workers and technicians who operate machines and other equipment to assemble goods or distribute energy (e.g., including operators and machinists), and (b) non-technicians who perform other roles at the Eligible Facility, including engineering, administrative, support (e.g., finance, procurement) and managerial staff.
Annex 1-1

“Free Cash Flow” means, for any Measurement Period, the sum of (a) net cash provided by operating activities, minus (b) expenditures for property, plant and equipment and payments on equipment purchase contracts net of (i) without duplication of any amount otherwise deducted from expenditures in this clause (b) , proceeds from government incentives (except as provided below) and, net of (ii) proceeds from sales of property, plant, and equipment; provided, that for the purpose of such calculation each of the amounts set forth in clause (a) and (b) above shall exclude any direct government incentives provided by the U.S. federal government under the CHIPS Incentives Program and similar programs commenced after the Award Date.
“ID Project” means the “Project” as such term is defined in that certain Direct Funding Agreement, dated as of the Award Date, entered into by and between the ID Recipient and the Department.
“ID Recipient” means MICRON IDAHO SEMICONDUCTOR MANUFACTURING (TRITON) LLC.
“Net Debt Ratio” means the ratio of (a) the sum of (i) Indebtedness for Borrowed Money (and similar obligations under debt like securities) minus (ii) the Unrestricted Cash, Cash Equivalent and Marketable Securities Amount and minus (iii) restricted cash, to (b) EBITDA.
“NSTC” means the National Semiconductor Technology Center.
“NY Projects” means, collectively, each “Project” as such term is defined in that certain Direct Funding Agreement, dated as of the Award Date, entered into by and between the NY Recipient and the Department.
“NY Recipient” means MICRON NEW YORK SEMICONDUCTOR MANUFACTURING LLC.
“Permitted Dividends” means customary and ordinary course recurring dividends (and reasonably ordinary course increases thereof) consistent with the Sponsor Guarantor’s past practice, but excluding any special or one-time dividends.
“Permitted Stock Buybacks” means:
(a)shares of common stock of Sponsor Guarantor withheld as payment of withholding taxes and exercise prices in connection with the vesting or exercise of equity awards under Sponsor Guarantor’s existing equity plans in effect on the Award Date and any subsequent similar equity plans that are treated as repurchases of Sponsor Guarantor’s common stock under GAAP;
(b)for the period beginning on the Award Date and ending on the first (1st) anniversary of the Award Date, stock buybacks to offset the dilutive effect of Sponsor Guarantor’s existing equity plans in effect on the Award Date and any subsequent similar equity plans during the applicable Measurement Period, not to exceed [***]per year during such Measurement Period;
(c)for the period beginning on the first (1st) anniversary of the Award Date and ending on the second (2nd) anniversary of the Award Date, stock buybacks to offset the dilutive effect of Sponsor Guarantor’s existing equity plans in effect on the Award Date and any subsequent similar equity plans during the applicable Measurement Period, not to exceed [***] per year during such Measurement Period; and
Annex 1-2

(d)for each fiscal quarter of the Sponsor Guarantor during the period beginning on the second (2nd) anniversary of the Award Date and ending on the fifth (5th) anniversary of the Award Date, additional stock buybacks which, when taken together with all other Permitted Stock Buybacks and Permitted Dividends during the applicable Measurement Period, are not in excess of the Free Cash Flow of the Sponsor Guarantor and its Consolidated Subsidiaries during the most recent Measurement Period ended prior to such fiscal quarter so long as the following conditions are met: (i) after giving pro forma effect for such stock buyback as if made as of the end of the applicable Measurement Period, the Sponsor Guarantor and its Consolidated Subsidiaries would have a Net Debt Ratio not in excess of 1.75: 1.00 as of the end of such Measurement Period, (ii) as of the date of such stock buyback, the Sponsor Guarantor is Investment Grade, (iii) the Sponsor Guarantor and its Consolidated Subsidiaries research and development expenditures during the applicable Measurement Period are in excess of $3 billion, (iv) the amount of the Sponsor Guarantor and its Consolidated Subsidiaries' total capital expenditures determined in accordance with GAAP during such Measurement Period are greater than four times the amount of Direct Funding received by the Recipients during such Measurement Period.
It is understood that the Recipient shall be entitled to request an amendment or waiver under Section 10.12 (Dispute Resolution) of the Agreement to allow the Sponsor Guarantor to engage in stock buybacks at higher amounts than as specified by clauses (b) and (c) above.
“PFAS” has the meaning set forth in Section 3.5.7 ([***]) of this Annex D (Program Requirements).
“Prohibited Equipment” means any of the following types of equipment manufactured or assembled by any Foreign Entity of Concern that is used or installed by the Recipient for the fabrication, assembly, testing, advanced packaging, production, or research and development of semiconductors: (a) deposition equipment; (b) etching equipment; (c) lithography equipment; (d) inspection and measuring equipment; (e) wafer slicing equipment; (f) wafer dicing equipment; (g) wire bonders; (h) ion implantation equipment; and (i) diffusion/oxidation furnaces; but does not, in each case, include any subsystem or subcomponent that enables, or is incorporated into, any such equipment, except that “Prohibited Equipment” does not include any of the following: (x) certain equipment specified to the Department in writing that is used or installed exclusively for internal tool evaluation and (y) with respect to which a waiver is provided by the Department after consideration of whether there are no available market alternatives in reasonably available quantities or of a satisfactory quality to support a Project that present a reasonable substitute for such equipment.
“Revolving Credit Agreement” means that certain Credit Agreement, dated as of May 14, 2021, among the Sponsor Guarantor, HSBC Bank USA, National Association, as administrative agent, and certain financial institutions from time to time party thereto, as amended and in effect as of the Award Date.
The following capitalized terms shall have the meaning set forth in the Revolving Credit Agreement (as in effect on the Award Date): (a) Consolidated Subsidiaries; (b) Measurement Period; (c) the Unrestricted Cash, Cash Equivalent and Marketable Securities Amount and (d) Consolidated EBITDA.

For the purposes of this Annex D (Program Requirements), (i) Recipient shall refer to either or both of the ID Recipient and NY Recipient, as the context requires, and (ii) Project shall refer to any of the ID Projects and NY Projects, as the context requires.

Annex 1-3

Article 2

PROGRAM REQUIREMENTS NOT SUBJECT TO CURE PERIOD
Section 2.1Economic and National Security Objectives.
2.1.1Resilience.
(a)Each Recipient will use commercially reasonable efforts to work with the Department, subject to compliance with U.S. and other relevant regulations, to accelerate supply chain resilience with domestic materials suppliers where practicable.
(b)The NY Recipient shall use commercially reasonable efforts to ensure that the agreements with the general contractor for the NY Projects contain terms relating to physical and non-physical security substantially similar to, or greater in scope than, those contained in the agreements with the general contractor for the ID Project, or are otherwise reasonably satisfactory to the Department.
2.1.2Prohibited Equipment. Absent a consent or waiver from the Department and subject to any exceptions set forth on Schedule I (Excepted Equipment) of this Agreement (as it may be amended from time to time in accordance with the terms hereof), each Recipient shall not knowingly use or install in any Project completed, fully assembled Prohibited Equipment.
2.1.3Due Diligence Mitigation. Each Recipient shall use commercially reasonable efforts to ensure that its suppliers will notify such Recipient with respect to any change of control and/or ownership, and that its supplier agreements entered into, renegotiated or subject to a material amendment or amendment and restatement after the date of Award contain notification provisions with respect to any change of control and/or ownership. It is acknowledged and agreed that commercially reasonable efforts with respect to the foregoing (a) shall require that each Recipient request that its suppliers notify it in writing with respect to any change of control and/or ownership in a manner consistent with its form supplier agreement, and (b) shall not require amendments or amendment and restatements of all of the Recipients supplier agreements.
Section 2.2Workforce.
(a) The Recipients shall achieve the following facility staffing targets (“Facility Staffing Targets”) by the date specified below:
(i)for the NY Projects, (A) by the Project Completion Longstop Date for NY Fab 1 Project (as such date may be extended in accordance with a waiver granted pursuant to the Award Document), a Facility Workforce of (1) [***] people; or (2) subject to the Department’s review and approval, a lesser amount based on the projected staffing needs of the NY Projects which projected staffing needs are expected to be shared annually with the Department, and (B) by the Project Completion Longstop Date for NY Fab 2 Project (as such date may be extended in accordance with a waiver granted pursuant to the Award Documents), a Facility Workforce of (1) [***] people; or (2) subject to the Department’s review and approval, a lesser amount based on the projected staffing needs of the NY Projects which projected staffing needs are expected to be shared annually with the Department; and
Annex 1-4

(ii)for the ID Projects, (A) by the Project Completion Longstop Date for the ID Fab 1 Project (as such date may be extended in accordance with a waiver granted pursuant to the Award Documents), a Facility Workforce of (1) [***]people; or (2) subject to the Department’s review and approval, a lesser amount based on the projected staffing needs of the ID Projects which projected staffing needs are expected to be shared annually with the Department, and (B) by the Project Completion Longstop Date for the ID Fab 2 Project (as such date may be extended in accordance with a waiver granted pursuant to the Award Documents), a Facility Workforce of (1) [***]; or (2) subject to the Department’s review and approval, a lesser amount based on the projected staffing needs of the ID Projects which projected staffing needs are expected to be shared annually with the Department.
Section 2.3Stock Buybacks and Dividends. For the period beginning on the Award Date and ending on the fifth (5th) anniversary of the Award Date, each Recipient and each Recipient Entity shall not (a) engage in any stock buybacks, except for Permitted Stock Buybacks and (b) make any dividends to Sponsor Guarantor’s shareholders, except for Permitted Dividends.
Article 3

PROGRAM REQUIREMENTS SUBJECT TO CURE PERIOD
Section 3.1Economic and National Security Objectives.
3.1.1[***]
3.1.2[***]
3.1.3Supply Chain Security.
(a)Each Recipient shall implement and comply with (including through the provision of adequate resources and staffing) supply chain risk management plans, policies and procedures for each Project, which shall include, at a minimum, the following elements:
(i)requirements to identify geographic concentration risks;
(ii)requirements to identify the name, location, and ownership, to the extent reasonably available, for (A) all first-tier suppliers and service providers, and (B) original sources of critical suppliers of front end raw materials and equipment supporting the identification of supply chain risks; and
(iii)requirements for supplier and distributor qualification and monitoring for quality, integrity, ownership/control, access, and availability risks.
(b)Each Recipient shall use commercially reasonable efforts to:
(i)implement bill-of-material requirements in any new or renegotiated agreements with suppliers of equipment for the fabrication and production of semiconductors;
(ii)conduct security audits or receive security attestations of 20% of first-tier suppliers of front end raw materials and equipment (in each case for Semiconductor Manufacturing) per year; and
Annex 1-5

(iii)participate in industry and government efforts towards achieving viable PFAS (per- and polyfluoroalkyl substances) substitutions and emissions controls.
(c)Each Recipient shall use commercially reasonable efforts to mitigate supply chain resilience risks related to importing into the United States qualified specialty chemicals, including photoresist materials and materials containing PFAS, which efforts may include:
(i)decreasing use of PFAS in such Recipient’s facilities, material handling, and production, as well as in consortia programs;
(ii)qualifying redundant suppliers and distributors;
(iii)encouraging suppliers to participate in government programs to address supply chain resilience risks, including programs identified by the Department; and
(iv)[***].
Section 3.2National Security Objectives
3.2.1Cybersecurity.
(a)Each Recipient shall implement and comply with (including through the provision of adequate resources and staffing) cybersecurity plans, policies and procedures for each Project which shall include, at a minimum, the following elements:
(i)controls to identify information and technology assets, threats, and risks;
(ii)controls to protect data, information technology and operational technology systems consistent with industry best practices; and
(iii)controls to detect, investigate, respond to, recover from, report, and mitigate security incidents.
(b)Each Recipient shall make commercially reasonable efforts to update such plans, policies, and procedures to ensure the capabilities of vendor systems are validated to avoid unauthorized access and exfiltration, through internal or external connections, prior to authorization for access to any of such Recipients’ facilities or systems, and scanned for unauthorized transfer or exfiltration, physical and non-physical, prior to removal from such facilities or systems.
3.2.2Operational Security.
(a)Each Recipient shall have implemented as of the Award Date and thereafter comply with (including through the provision of adequate resources and staffing) operational security plans, policies and procedures for each Project which shall include, at a minimum, the following elements:
Annex 1-6

(i)controls to protect physical security through defined perimeters and restricted areas; visitor control processes including visit requests, identification, vetting, and escort procedures; and processes to identify individuals and control accesses; and
(ii)controls to mitigate insider threats by vetting employees and contractors in the US, identifying and monitoring for threat indicators, establishing reporting thresholds, and training employees and contractors on insider threat indicators and reporting procedures.
(b)[***]
3.2.3Counterfeit Prevention. Each Recipient shall have implemented as of the Award Date and thereafter comply with (including through the provision of adequate resources and staffing) counterfeit prevention plans, policies and procedures for each Project which shall include, at a minimum, the following elements:
(a)measures to mitigate against the upstream procurement of counterfeit parts, equipment and materials;
(b)measures to integrate security features into products during design and production processes;
(c)measures to limit opportunities for downstream cloning, counterfeiting, or relabeling of products; and
(d)measures for identifying counterfeit products and responding to reports of counterfeit products.
3.2.4Information Sharing. Each Recipient is encouraged to apply to one or more of the following U.S. Government-led programs, as appropriate, and to engage with their local FBI field office to establish a relationship:
(a)the Domestic Security Alliance Council; and
(b)InfraGard.
Section 3.3Workforce.
3.3.1Workforce Strategy. Each Recipient shall have implemented as of the Award Date a workforce strategy with respect to each of its Projects to recruit, train and retain the workforce required to meet the Facility Staffing Targets and Disbursement Milestones, which shall include, at a minimum, the following elements (it being understood that these elements may also count toward the applicable community investment commitments in Section 3.6 of this Annex when satisfying such community investment commitments to the extent not financed with the proceeds of the Workforce Award):
(a)sponsoring training and education benefits paid for by the Recipients, programs to expand opportunity for Economically Disadvantaged Individuals, and other worker investments, including the following:
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(i)for the NY Projects, consistent with the NY Recipient’s commitments in its Application (A) through one or more registered apprenticeship program hire up to [***]apprentices per year after reaching the First Wafer Out Milestone for the NY Fab 1 Project who are hired as full-time employees receiving all of the benefits of any other employee, including tuition assistance up to $10,000 per year to cover tuition, books, and fees; and (B) partner with the Syracuse University’s D’Aniello Institute for Veterans and Military Families in the creation of the Semiconductor Hub and Onward to Opportunity program in a total amount over a three year period of not less than [***];
(ii)for the ID Project, consistent with the ID Recipient’s commitments in its Application, through one or more registered apprenticeship program hire up to [***]apprentices per year after reaching the First Wafer Out Milestone for the ID Project who are hired as full-time employees receiving all of the benefits of any other employee, including tuition assistance up to $10,000 per year to cover tuition, books, and fees;
(iii)continuing their funding commitments, as identified in the applications, for: (A) the construction of the Onondaga Community College cleanroom ($5,000,000 commitment); and (B) the Micron internship program;
provided that, in each case, the applicable Recipient may replace or modify the foregoing with other similar programs that are at least comparable in quality and utility and are made available to at least the same categories of employees or programs to expand employment opportunity for Economically Disadvantaged Individuals that are at least comparable in effectiveness;
(b)for the NY Projects, encourage construction contractors and subcontractors take commercially reasonable efforts to consider candidates for hire from Central New York (CNY) Build; and
(c)implement a skills-based hiring approach by expanding the minimum qualifications that provide entry into semiconductor careers with no degree required.
3.3.2Training Entity Commitments. Each Recipient shall obtain commitments (which, for the avoidance of doubt, may be evidenced pursuant to memoranda of understanding, written agreements or other writings acknowledging a commitment) from regional educational and training entities, institutions of higher education and/or other workforce or training organizations identified in the Application, or similar organizations, to provide, participate in, or support the workforce strategy, including the activities list in Section 3.3.1 (Workforce Strategy), where applicable.
Section 3.4Broader Impacts.
3.4.1Support for CHIPS Research and Development Programs.
(a)Each Recipient (or the Sponsor Guarantor on their behalf) shall use commercially reasonable efforts to be a member of the NSTC for a minimum of five (5) years, starting from, subject to negotiation and execution of a membership agreement between the Recipients (or the Sponsor Guarantor on their behalf) and the National Center for the Advancement of Semiconductor Technology (Natcast) with mutually agreeable terms, the date that is three (3) months after the date on which NSTC is capable of accepting new members, the effective date of such membership agreement or three (3) months from the date of this Agreement, whichever is later.
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(b)Each Recipient (or the Sponsor Guarantor on their behalf) shall do the following:
(i)designate a senior official of the Recipients (or the Sponsor Guarantor on their behalf) who will serve as the lead point of contact for activities related to the NSTC and, if requested by the NSTC, serve as a member of the NSTC’s Technical Advisory Committee and relevant working groups;
(ii)use commercially reasonable efforts to participate in the NSTC Workforce Center of Excellence, including sharing the Recipient’s best practices; and
(iii)use commercially reasonable efforts to support R&D and other technology advancement efforts through active participation in the NSTC and/or other CHIPS R&D programs, subject to negotiation and execution of agreements between the Recipients (or the Sponsor Guarantor on their behalf), the National Center for the Advancement of Semiconductor Technology (Natcast) and the Department’s CHIPS R&D Office.
3.4.2[***]
Section 3.5Climate and Environmental Responsibility.
3.5.1[RESERVED.]
3.5.2[***].
3.5.3[RESERVED.]
3.5.4[RESERVED.]
3.5.5[RESERVED.]
3.5.6[***]
3.5.7[***]
Section 3.6Community Investment. The Recipients, as applicable, shall make:
(a)with respect to the NY Projects, investments of no less than [***]to the Green CHIPS Community Investment Fund, to be invested during Green Chips Phase 1 (between 2023 and 2035 and associated with the NY Fab 1 Project and the NY Fab 2 Project), and additional investments consistent with the NY Recipient’s obligations under Green Chips Phase 2 to be invested during Green Chips Phase 2, provided NY Recipient constructs two (2) subsequent fabrication facilities to be co-located with the NY Fab 1 Project and the NY Fab 2 Project; and
(b)with respect to the ID Project, within ten (10) years from the public announcement of the ID Project, investments no less than [***]in Idaho for purposes including, but not limited to: of infrastructure, transportation and mobility access, housing affordability and access, and entry-level relocation expenses, including, but not limited to, student loans and retirement grants, and/or internship/apprenticeship programs.
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Section 3.7Signage. Each Recipient is encouraged to post project signage and include public acknowledgments in published and other collateral materials (e.g., press releases, marketing materials, website, etc.) in form and substance satisfactory to the Department.

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